UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2010

eResearchTechnology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-29100	22-3264604
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1818 Market Street, Philadelphia, PA	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 215-972-0420

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Election of Directors

On December 7, 2010, the Board of Directors of eResearchTechnology, Inc. (the “Board”), upon the recommendation of its Governance and Nominating Committee, increased the number of directors from eight to nine and elected Klaus Besier to fill the vacancy created by the increase, to serve until the 2012 Annual Meeting of Stockholders.

Mr. Besier has served as the chief executive officer of various software and information technology companies. He served as President and CEO of SAP America, Inc. from 1991 to 1996 and of Firepond Inc., which went public in 2000, from 1997 to 2003. From 2006 to 2007, Mr. Besier also held the position of President and CEO of Neoware, Inc., which was acquired by HP in 2007 with a total transaction value of more than $300 million. From 2008 to 2010, Mr. Besier served as CEO of Pramata, Inc. He has served as the CEO of RES Software since 2010 and has also served as a member of the Board of Directors of ICG Commerce since 2009.

In connection with his election, the Board, upon the recommendation of its Compensation Committee (the “Committee”), granted Mr. Besier 5,337 shares of restricted stock and options to purchase 11,130 shares of our common stock, in each case pursuant to our Amended and Restated 2003 Equity Incentive Plan, as amended (the “Plan”). The restricted stock will remain subject to forfeiture until December 8, 2011. The options have a ten-year term and were fully exercisable upon grant. The exercise price is $6.09 per share, the closing price of our common stock on the Nasdaq Global Select Market on the grant date.

Executive Compensation

At its meeting held on December 7, 2010, our Board, at the recommendation of the Committee, also ratified the following actions taken by the Committee earlier that same day with respect to the 2011 compensation for our named executive officers:

				Stock	Restricted
		2011 Bonus	2011 Car	Option	Stock
Executive Officer	2011 Salary	Opportunity	Allowance	Value	Value
Michael J. McKelvey, Ph.D. President and Chief Executive Officer	$515,000	$386,250	$12,000	$—	$—
Joel Morganroth, M.D. Chairman and Chief Scientific Officer	$495,000	$371,250	$12,000	$247,500	$247,500
Keith D. Schneck Executive Vice President and Chief Financial Officer	$320,000	$160,000	$9,240	$120,000	$120,000
Jeffrey Litwin, M.D. Executive Vice President and Chief Medical Officer	$365,000	$182,500	$9,240	$109,500	$109,500
Amy Furlong Executive Vice President, Chief Operations Officer	$340,000	$170,000	$9,240	$102,000	$102,000

The Board approved dollar values for awards of stock options and restricted stock that will be granted on the first business day following the release of our results of operations for the year ending December 31, 2010 (the “Grant Date”). Both the stock options and the shares of restricted stock will be awarded pursuant to the Plan. The options will be issued with an exercise price equal to the closing price of our common stock on the Grant Date and will be incentive options to the maximum extent permitted. The options will vest and the restrictions on the restricted stock will lapse in four equal consecutive annual installments commencing one year from the Grant Date. The number of shares of restricted stock and the number of stock options granted to each executive officer will be determined based on the respective dollar value approved by the Board for each executive officer as set forth in the table above, divided by the closing price of our common stock on the Grant Date for restricted stock and the fair value of options on the Grant Date using the Black-Scholes option-pricing model for stock options.

2011 Bonus Plan

At its meeting, the Board, at the recommendation of the Committee, also ratified the 2011 Bonus Plan (the “2011 Plan”) that was approved earlier that day by the Committee. The 2011 Plan will be effective beginning on January 1, 2011 and will remain effective for fiscal year 2011. The purpose of the 2011 Plan is to promote the interests of the Company and its stockholders by providing employees with financial rewards upon achievement of specified business objectives, as well as help us attract and retain employees by providing attractive compensation opportunities linked to performance results. All of our employees are eligible to participate in the 2011 Plan, subject in some cases to certain waiting periods and with the exception that certain sales personnel participate in a separate commission incentive plan instead of the 2011 Plan.

Bonuses payable under the 2011 Plan are recommended by the Committee and presented to the Board. Bonuses payable to eligible participants are based on a variety of factors, including both objective and subjective criteria. The objective criteria consist of targets for revenue, net income and the revenue projected to be generated by new contracts into which we enter regardless of when we actually recognize the revenue (the “Contract Revenues”).

For Drs. McKelvey and Morganroth, Mr. Schneck and Ms. Furlong, 15% of the bonus will be based on the extent to which we achieve specified revenue targets, 55% will be based on the extent to which we achieve specified net income targets and the remaining 30% will be based on individual performance objectives. For Dr. Litwin, 15% of the bonus will be based on the extent to which we achieve specified revenue targets, 40% will be based on the extent to which we achieve specified net income targets, 20% will be based on the extent to which we achieve specified Contract Revenues targets and the remaining 25% will be based on individual performance objectives.

The revenue and net income targets at which bonus plan participants would earn 100% of the bonus opportunity attributable to those targets is subject to completion and approval by the Board of the Company’s 2011 financial business plan which is expected to occur in the next several weeks.

Individual goals for the named executive officers are subject to completion and approval by the Committee in the next several weeks. The individual goals will center on each executive’s area of responsibilities to improve productivity and financial performance, continue with integration of the Company’s recent acquisition, continue with technological advances, enhance the effectiveness and efficiency of operations and sales and executing key initiatives supporting our 2011 business plan.

Our named executive officers will be eligible to receive 50% to 150% of the 2011 bonus opportunity noted in the table above that is allocable to each objective target category, based on the extent to which we achieve the various specified targets. Amounts payable based on achievement of individual performance objectives can range from 0-100% of the applicable bonus opportunity.

Bonuses are payable based on the extent to which annual targets have been achieved, with the bonuses (if any) normally being paid within ninety (90) days after the end of the calendar year in which the bonuses were earned. Bonuses normally will be paid in cash in a single lump sum, subject to payroll taxes and tax withholdings, as applicable.

Notwithstanding the foregoing, the Committee retains the discretion under the 2011 Plan to adjust the amount of any bonus to be paid, regardless of whether or the extent to which any of the objective criteria, including revenue, net income and Contract Revenues targets, are achieved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eResearchTechnology, Inc.
(Registrant)

Date: December 10, 2011	By:	/s/ Keith D. Schneck
Keith D. Schneck, Executive Vice President, Chief Financial Officer and Secretary